EXHIBIT 99.1

HEMISPHERE MEDIA ANNOUNCES COMPLETED AMENDMENT AND EXTENSION OF TERM LOAN

Miami, FL - February 14, 2017- Hemisphere Media Group, Inc. (NASDAQ: HMTV) (“Hemisphere” or the “Company”), the only publicly traded pure-play U.S. media company targeting the high growth Spanish-language television and cable networks business in the U.S. and Latin America, announced today the successful amendment and extension of its existing $213 million Senior Secured Term Loan B.

Pricing on the amended term loan facility is LIBOR plus 350 basis points with no LIBOR floor, decreasing the spread to LIBOR from the previous facility by 50 basis points and eliminating the previous LIBOR floor of 1.00%.  The refinancing also extends the maturity date of the Term Loan to February, 2024, and was issued with a 0.5% original issue discount.

“We are pleased to have completed this refinancing, which reflects the debt markets’ confidence in our business and balance sheet,” said Alan Sokol, President and Chief Executive Officer of Hemisphere.  “The transaction extends the maturity of our term loan and reduces our cost of borrowing, providing us with additional flexibility to continue aggressively pursuing our strategic growth initiatives.”

Forward-Looking Statements

Statements in this press release and oral statements made from time to time by representatives of the Company may contain certain statements about the Company and its consolidated subsidiaries that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to the Company’s future financial and operating results (including growth and earnings), plans, objectives, expectations and intentions and other statements that are not historical facts. These statements are based on the current expectations of the management of the Company and are subject to uncertainty and changes in circumstance, which may cause actual results to differ materially from those expressed or implied in such forward-looking statements. Without limitation, statements regarding the future effects of the amendment and any statements preceded or followed by or that include the words “targets,” “plans,” “believes,” “expects,” “intends,” “will,” “likely,” “may,” “anticipates,” “estimates,” “projects,” “should,” “would,” “expect,” “positioned,” “strategy,” “future,” “potential,” “forecast,” or words, phrases or terms of similar substance or the negative thereof, are forward-looking statements. These statements are based on a number of assumptions that are subject to change. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements are discussed under the heading “Risk

Factors” and “Forward-Looking Statements” in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), as they may be updated in any future reports filed with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements included herein are made as of the date hereof, and the Company undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

About Hemisphere Media Group, Inc.

Hemisphere Media Group, Inc. (NASDAQ:HMTV) is the only publicly traded pure-play U.S. media company targeting the high growth Spanish-language television and cable networks business in the U.S. and Latin America. Headquartered in Miami, Florida, Hemisphere owns and operates five leading U.S. Hispanic cable networks, two Latin American cable networks, and the leading broadcast television network in Puerto Rico. Hemisphere’s networks consist of:

•                  Cinelatino, the leading Spanish-language movie channel with over 17.5 million subscribers across the U.S., Latin America and Canada, including 4.6 million subscribers in the U.S. and 13.0 million subscribers in Latin America, featuring the largest selection of contemporary Spanish-language blockbusters and critically-acclaimed titles from Mexico, Latin America, Spain and the Caribbean.

•                  WAPA, Puerto Rico’s leading broadcast television network with the highest primetime and full day ratings in Puerto Rico. Founded in 1954, WAPA produces more than 75 hours per week of top-rated news and entertainment programming.

•                  WAPA America, the leading cable network targeting Puerto Ricans and other Caribbean Hispanics living in the U.S., featuring the highly-rated news and entertainment programming produced by WAPA. WAPA America is distributed in the U.S. to 5.2 million subscribers.

•                  Pasiones, dedicated to showcasing the most popular telenovelas and drama series, distributed in the U.S. and Latin America. Pasiones has 4.5 million subscribers in the U.S. and 11.1 million subscribers in Latin America.

•                  Centroamerica TV, the leading network targeting Central Americans living in the U.S., the third-largest U.S. Hispanic group, featuring the most popular news, entertainment and soccer programming from Central America. Centroamerica TV is distributed in the U.S. to 4.1 million subscribers.

•                  Television Dominicana, the leading network targeting Dominicans living in the U.S., featuring the most popular news, and entertainment programming from the Dominican Republic. Television Dominicana is distributed in the U.S. to 3.2 million subscribers.

Contact:

Sloane & Company

Erica Bartsch, 212-446-1875

ebartsch@sloanepr.com